FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  March 13, 2001.


                             HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)


200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas  67202                                   Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                        (Registrant's telephone number)


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Item 5  Other Information

WICHITA, KS, March 13, 2001 -- High Plains Corporation (Nasdaq:HIPC) President & CEO Gary R. Smith, responding to numerous requests for information on the status of proposed legislation affecting ethanol, made the following statement upon his return from industry meetings:

"In the past few weeks I have attended the industry's National Ethanol Conference, the Renewable Fuels Association Board Meeting, of which I'm Vice Chairman, and a joint meeting with the National Corn Growers Association leadership.

"The focus of all these meetings was how best to structure a unified energy plan that is good for farmers, the oil industry, the ethanol industry, and that continues to clean up our air and water with cleaner burning gasoline and diesel, while limiting our dependency on foreign oil.

"While this is a very complex issue industries and legislatures must deal with, we believe all of these initiatives can be incorporated into a national energy policy that will enhance the role of ethanol.

"There is some form of legislation in almost every state to either ban MTBE (Methyl Tertiary Butyl Ether) or to provide some provision for ethanol. On the federal level several bills have been introduced involving MTBE or ethanol and it appears that President Bush and EPA Administrator Christine Todd Whitman both favor ethanol at this time. However, any bill that clears both the House and Senate will likely include compromises that both the ethanol industry and the oil industry are proposing.

"Whatever the outcome, everyone is still waiting for the EPA decision on the California request for a waiver from the oxygenate requirement of the Clean Air Act. The Clinton administration did not grant it and we have heard favorable comments from the Bush administration that the waiver might not be granted. A failure to grant this waiver would certainly go a long way toward solidifying ethanol's position both in California, and in the rest of the country.

"The future for the ethanol industry looks bright with a current production rate of 2 billion gallons per year, versus the 1.63 billion gallons produced in 2000, and over 40 ethanol plants currently being built or expanded. The ethanol industry is on track to double its production capacity by 2004 to meet higher demand.

"By the end of 2001 High Plains will have increased our capacity by 14 million gallons to 84 million gallons annually among our three current plant locations, and we continue to strive to reduce costs as we produce more efficiently in these expanded plants. Other corporate and industry developments, as well as our annual report, recent press releases, and a transcript of our second-quarter earnings conference call, can be accessed on our Web site, www..highplainscorp.com. The Web site of the Renewable Fuels Association, www.ethanolrfa.org., contains a full record of industry news.

"We are proud of the industry we represent and look to a bright future for the ethanol business and for our individual efforts," Smith concluded.

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The company operates facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     March 13, 2001                    HIGH PLAINS CORPORATION

                                            /s/Gary R. Smith
                                            President & CEO